ARTICLES OF INCORPORATION

                                       OF

                                  PGH II, INC.


          Matt A. Maxwell, as incorporator under the Oregon Business Corporation

Act, adopts the following Articles of Incorporation:

                                   ARTICLE 1.

          The name of the corporation is PGH II, Inc.

                                   ARTICLE 2.

          The purpose for which this corporation is organized is to engage in any lawful business as authorized by the provisions of the Oregon Business

Corporation Act and to do anything in the operation of this corporation or for the accomplishment of any of its purposes or for the exercise of any of its powers necessary or beneficial to this corporation.

                                   ARTICLE 3.

          The aggregate number of shares which this corporation shall have authority to issue is 10,000, all of which are to be of the par value of $1.00 each and all of one class and all to be designated as the Common Stock of the corporation. No shareholder shall have any preemptive right to acquire shares of this corporation, whether of shares originally authorized herein or other shares which may subsequently be authorized.


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                                   ARTICLE 4.

          The address of the initial registered office of the corporation is:

                           520 S.W. Yamhill, Suite 800
                             Portland, Oregon 97204

and the name of its initial registered agent at such address is:

                              CT Corporation System

and the address to which notices required by the Oregon business corporation Act may be mailed is:

                              121 SW Salmon Street
                                    1-WTC-13
                               Portland, OR 97204
                           Attention: Legal Department


                                   ARTICLE 5.

          The number of directors constituting the Board of Directors shall consist of not less than 3 or more than 7 persons, the exact number to be fixed from time to time by a resolution adopted by a majority of the total number of directors then in office, though less than a quorum, or by a sole remaining director, at a regular or special meeting of the Board of Directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

          Any vacancy occurring in the Board of Directors, including a vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, acting at a regular or special meeting of the Board

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of Directors, such new directors to serve until a successor shall be duly elected and qualified.


                                   ARTICLE 6.

          The name and address of the incorporator is:

                                 Matt A. Maxwell
                          1400 Smith Street, Suite 4804
                              Houston, Texas 77002

                                   ARTICLE 7.

          This corporation shall have the right to make distributions to the shareholders as provided in the Oregon Business Corporation Act as it shall be in effect form time to time.

                                   ARTICLE 8.

          To the fullest extent permitted by law, no director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. No amendment or repeal of this provision shall adversely affect any right or protection of a director existing at the time of such amendment or repeal. No change in the law shall reduce or eliminate the rights and protections applicable at the time this provision shall become effective unless the change in law shall specifically require such reduction or elimination.

                                   ARTICLE 9.

          Articles 1, 2, 3, 5, 7, 8 and 9 may be amended or repealed only upon a majority vote of the shareholders.


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          IN WITNESS WHEREOF, the undersigned incorporator declares under penalties of perjury that she has examined the foregoing document and to the best of her knowledge and belief, it is true, correct and complete.

               DATED this 27th day of August, 1999.



                                        /s/ Matt A. Maxwell
                                        ----------------------------------------
                                        Matt A. Maxwell
                                        Incorporator